UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2012

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Callaway Golf Company (the “Company”) 2012 Annual Meeting of Shareholders was held on May 23, 2012. Of the 65,029,855 shares of the Company’s common stock outstanding as of the record date, 59,661,160 shares were represented at the 2012 Annual Meeting of Shareholders.

A description of each matter voted upon at the 2012 Annual Meeting of Shareholders is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2012. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1)	The voting results for the annual election of directors are as follows:

Director Nominee	For	Withhold All	Broker Non Votes
Oliver G. Brewer, III	46,788,045	2,304,968	10,568,147
Samuel H. Armacost	38,157,167	10,935,846	10,568,147
Ronald S. Beard	38,260,123	10,832,890	10,568,147
John C. Cushman, III	38,332,503	10,760,510	10,568,147
Yotaro Kobayashi	46,766,570	2,326,443	10,568,147
John F. Lundgren	38,348,278	10,744,735	10,568,147
Adebayo O. Ogunlesi	46,963,167	2,129,846	10,568,147
Richard L. Rosenfield	38,086,197	11,006,816	10,568,147
Anthony S. Thornley	46,831,357	2,261,656	10,568,147

(2)	The voting results for the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 are as follows:

For	Against	Abstain
59,194,716	445,391	21,053

(3)	The voting results for the approval, on an advisory basis, of the compensation of the Company’s named executive officers are as follows:

For	Against	Abstain	Broker Non Votes
38,533,053	10,475,432	84,528	10,568,147

No other items were presented for shareholder approval at the 2012 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012

CALLAWAY GOLF COMPANY

By:	/s/ Brian P. Lynch
Name:	Brian P. Lynch
Title:	Vice President and Corporate Secretary